PERSONAL LINES
QUOTA SHARE REINSURANCE AGREEMENT

BY AND AMONG
TOWER INSURANCE COMPANY OF NEW YORK,
CASTLEPOINT NATIONAL INSURANCE COMPANY,
TOWER NATIONAL INSURANCE COMPANY,
HERMITAGE INSURANCE COMPANY,
CASTLEPOINT FLORIDA INSURANCE COMPANY,
NORTH EAST INSURANCE COMPANY,
YORK INSURANCE COMPANY OF MAINE,
MASSACHUSETTS HOMELAND INSURANCE COMPANY,
PRESERVER INSURANCE COMPANY,
CASTLEPOINT INSURANCE COMPANY
AND
INTEGON NATIONAL INSURANCE COMPANY

PERSONAL LINES QUOTA SHARE REINSURANCE AGREEMENT

THIS PERSONAL LINES QUOTA SHARE REINSURANCE AGREEMENT (this “Agreement”) is entered into as of September 15, 2014 by and among TOWER INSURANCE COMPANY OF NEW YORK, an insurance company organized under the laws of New York, CASTLEPOINT NATIONAL INSURANCE COMPANY, an insurance company organized under the laws of Illinois, TOWER NATIONAL INSURANCE COMPANY, an insurance company organized under the laws of Massachusetts, HERMITAGE INSURANCE COMPANY, an insurance company organized under the laws of New York, CASTLEPOINT FLORIDA INSURANCE COMPANY, an insurance company organized under the laws of Florida, NORTH EAST INSURANCE COMPANY, an insurance company organized under the laws of Maine, YORK INSURANCE COMPANY OF MAINE, an insurance company organized under the laws of Maine, MASSACHUSETTS HOMELAND INSURANCE COMPANY, an insurance company organized under the laws of Massachusetts, PRESERVER INSURANCE COMPANY, an insurance company organized under the laws of New Jersey, and CASTLEPOINT INSURANCE COMPANY, an insurance company organized under the laws of New York (the “Companies” and, each a “Company”), and INTEGON NATIONAL INSURANCE COMPANY, an insurance company organized under the laws of North Carolina (the “Reinsurer”) (collectively, the “Parties”).
WHEREAS, ACP Re Ltd. (“ACP Re”), has entered into that certain Agreement and Plan of Merger, dated as of January 3, 2014, by and among Tower Group International, Ltd. (“Tower”), ACP Re and London Acquisition Company Limited, as amended May 18, 2014 (the “Merger Agreement”) whereby London Acquisition Company Limited is merging with and into Tower with Tower surviving such merger (the “Merger”);
WHEREAS, effective as of the Effective Time, the Companies and National General Insurance Marketing, Inc., Delaware corporation (“National General”), an Affiliate of Reinsurer, have entered into that certain Personal Lines Managing General Agency Agreement (the “PL MGA Agreement”), whereby National General will produce and manage Personal Lines Business for the Companies; and
WHEREAS, the Reinsurer, pursuant to this Agreement, will reinsure all Losses with respect to Policies (as defined herein) written by the Companies pursuant to the PL MGA Agreement.
NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:
ARTICLE 1
DEFINITIONS

Section 1.1 Defined Terms.

The following terms shall have the respective meanings specified below throughout this Agreement.
“ACP Re” has the meaning set forth in the Recitals.
“Acquisition Costs” means actual out-of-pocket expenses incurred by the Companies for amounts paid or payable by, or on behalf of, the Companies to acquire the Policies, including all brokerage commissions and any adjustments thereto, and any Taxes, surcharges and other similar amounts on premiums required to be paid or collected by such Company or its producers or agents.
“Agreement” has the meaning set forth in the first paragraph.
“Affiliate” (and, with a correlative meaning, “Affiliated”) means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. As used in this definition, “control” (including, with correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract, as trustee or executor, or otherwise).
“Applicable Law” means any applicable order, law, statute, regulation, rule, pronouncement, ordinance, bulletin, writ, injunction, directive, judgment, decree, principle of common law, constitution or treaty enacted, promulgated, issued, enforced or entered by any Governmental Authority applicable to the parties hereto, or any of their respective businesses, properties or assets.
“Ceding Commission” means an amount equal to the sum of (i) the Companies’ Acquisition Costs, including, without limitation, the compensation payable to National General pursuant to the PL MGA Agreement, Taxes, surcharges and other similar amounts on premiums required to be paid or collected by such Company and not paid by National General and (ii) two (2%) percent of gross written premium (net of cancellation and return premiums) collected by National General for the Companies pursuant to the PL MGA Agreement.
“Claim” and “Claims” means any and all claims, requests, demands or notices made by or on behalf of Policyholders, beneficiaries or third party claimants for the payment of Losses and any other amounts due or alleged to be due under or in connection with Policies.
“Commercial Lines Reinsurance Agreement” means that Commercial Lines Quota Share Reinsurance Agreement, dated as of the date hereof, by and among Technology Insurance Company, an insurance company organized under the laws of New Hampshire, and the Companies.
“Closing Date” means the date upon which the Merger is effected.
“Company(ies)” has the meaning set forth in the Recitals.

“Damages” means all damages, losses, liabilities and expenses (including reasonable attorneys’ fees and reasonable expenses of investigation in connection with any action, suit or proceeding).
“Effective Time” has the meaning set forth in the Merger Agreement.
“Governmental Authority” means any foreign, domestic, federal, territorial, state or local U.S. or non-U.S. governmental authority, quasi-governmental authority, instrumentality, court or government, self-regulatory organization, commission, tribunal or organization or any political or other subdivision, department, branch or representative of any of the foregoing.
“Losses” shall mean liabilities and obligations to make payments to Policyholders, beneficiaries and/or other third party claimants under the Policies (including, without limitation, liabilities or assessments arising from a Company’s participation, if any, in any voluntary or involuntary pools, guaranty funds, or other types of government-sponsored or government-organized insurance funds) and all loss adjustment expenses and defense costs, including, without limitation, (i) all expenses incurred by or on behalf of the a Company related to the investigation, appraisal, adjustment, litigation, defense or appeal of claims under or covered by Policies and/or coverage actions under or covered by the Policies, (ii) all liabilities for consequential, exemplary, punitive or similar extra contractual damages, or for statutory or regulatory fines or penalties, or for any loss in excess of the limits arising under or covered by any Policy, and (iii) court costs accrued prior to final judgment, prejudgment interest or delayed damages and interest accrued after final judgment. Notwithstanding the foregoing, “Losses” shall not include any liabilities or obligations incurred by or on behalf of a Company as a result of any willful, fraudulent and/or criminal act by a Company or any of its Affiliates or any of their respective officers, directors, employees or agents following the Effective Time.
“Merger” has the meaning set forth in the Recitals.
“Merger Agreement” has the meaning set forth in the Recitals.
“National General” has the meaning set forth in the Recitals.
“Parties” has the meaning set forth in the first paragraph.
“Person” shall mean any individual, corporation, partnership, firm, joint venture, association, joint-stock company, limited liability company, trust, estate, unincorporated organization, Government Authority or other entity.
“Personal Lines Business” means all insurance contracts, policies, certificates, binders, slips, covers or other agreements of insurance, including all supplements, riders, endorsements, renewals and extensions for personal automobile liability and physical damage, homeowners, personal excess and umbrella coverage issued by the Companies.
“PL MGA Agreement” has the meaning set forth in the Recitals.

“Policies” means all insurance contracts, policies, certificates, binders, slips, covers or other agreements of insurance, including all supplements, riders, endorsements, renewals and extensions as to the Personal Lines Business issued by the Companies pursuant to the PL MGA Agreement.
“Policyholder” means policyholders and named insureds of the Policies.
“Premium(s)” means all gross written premium(s), considerations, deposits, premium adjustments, fees and similar amounts related to the Policies, less cancellation and return premiums.
“Reinsurer” has the meaning set forth in the first paragraph.
“Taxes” (or “Tax” as the context may require) means all United States federal, state, county, local, foreign and other taxes (including, without limitation, income taxes, payroll and employee withholding taxes, unemployment insurance, social security taxes, premium taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, ad valorem taxes, severance taxes, capital property taxes and import duties), and includes interest, additions to tax and penalties with respect thereto, whether disputed or not.
“Tower” has the meaning set forth in the Recitals.

Article 2
BASIS OF REINSURANCE AND BUSINESS REINSURED
Section 2.1    Covered Business.
(a)    From and after the Effective Time, each Company hereby cedes, and the Reinsurer hereby assumes, one hundred percent (100%) of all Losses for which such Company is liable in respect of the Policies that are issued pursuant to the PL MGA Agreement.
(b)    In the event the Reinsurer makes an indemnity payment on behalf of a Company directly to any Policyholder, insured or third party pursuant to any Policy that pays, in full, a Loss, cost or expense under such Policy, such payment satisfies and extinguishes any and all obligation of the Reinsurer hereunder to indemnify a Company for such Loss, cost or expense to the extent of such payment. In no event shall the Reinsurer be obligated hereunder to indemnify with respect to any Loss, cost or expense under a Policy for an amount in excess of such Loss, cost or expense.
Section 2.2    Termination of Personal Lines Cut-Through Quota Share.
The Personal Lines Cut-Through Quota Share Reinsurance Agreement dated January 3, 2014 between the Companies and the Reinsurer (the "Cut-Through Agreement") is hereby terminated in accordance with Article 9 thereof. Notwithstanding the foregoing, such termination shall be on a run-off basis, and the reinsurance with respect to the Subject Policies and the Included Existing Contracts (each as defined in the Cut-Through Agreement) shall remain in effect.

ARTICLE 3
PAYMENTS, OFFSET, AND SECURITY
Section 3.1    Premium.
(a)    As premium for Policies ceded under this Agreement, each Company shall pay to the Reinsurer (to the extent the Reinsurer has not retained such Premiums directly pursuant to Article 4) by wire transfers of immediately available funds one hundred percent (100%) of the collected Premiums attributable to the Policies, net of Ceding Commission.
(b)    The Reinsurer shall pay to the Companies the Ceding Commission pursuant to the monthly settlement under Section 3.4; provided, that if the Commercial Lines Reinsurance Agreement is amended to reduce the ceding commission payable to the Companies thereunder, and such reduction is approved by all applicable Governmental Authorities, the amount of such reduction shall immediately apply to the Ceding Commission payable hereunder.
Section 3.2    Offset Rights.
Except as otherwise expressly provided, each Party hereto shall have, and may exercise at any time and from time to time, the right to offset any balance or balances due to the other Party arising under this Agreement, and regardless of whether on account of Premiums, Ceding Commissions, or Losses related to or arising under the Policies; provided, however, that in the event of the insolvency of a Party hereto or any of its Affiliates, offsets shall only be allowed in accordance with the provisions of Applicable Law.
Section 3.3    Deposit of Premiums
(a)    The Reinsurer is authorized to direct National General to deposit Premiums, net of Ceding Commission, directly into one or more accounts designated by the Reinsurer. The Reinsurer and the Companies agree to maintain accounting and operational records and books in adequate detail so as to identify the specific Policies and Policyholders of the Companies with respect to all collected Premiums.
(b)    The Reinsurer shall: (i) timely pay any return premium coming due under Policies; or (ii) promptly reimburse a Company for any of the foregoing amounts that are instead paid by such Company.

Section 3.4    Reports and Remittances.
(a)    The Parties shall conduct monthly settlements based upon monthly bordereaux to be provided within fifteen (15) days of the end of each calendar month by the Companies or, at the direction of the Companies, by National General, evidencing the amount due or to be due in a form, and containing such detail, as is agreed to by the Parties. Each Party shall pay or credit in cash or its equivalent to the other all net amounts for which it may be liable under the terms and conditions of this Agreement within ten (10) days after receipt of each monthly bordereau.
(b)    The Companies and the Reinsurer shall furnish each other with such records, reports and information with respect to the Losses, Claims and the reinsurance contemplated hereby as may be reasonably required by the other Party to comply with any internal reporting requirements or reporting requirements of any Governmental Authority or to prepare and complete such Party’s monthly and annual financial statements.
(c)    If any Company or the Reinsurer receives notice of, or otherwise becomes aware of, any inquiry, investigation, proceeding, from or at the direction of a Governmental Authority, or is served or threatened with a demand for litigation, arbitration, mediation or any other similar proceeding relating to the Policies, such Company or the Reinsurer, as applicable, shall promptly notify the other party thereof, whereupon the parties shall cooperate in good faith and use their respective commercially reasonable efforts to resolve such matter in a mutually satisfactory manner in light of all the relevant business, regulatory and legal facts and circumstances.
(d)    Each Party shall have the right, through authorized representatives and upon reasonable advance notice during normal business hours, to periodically audit and inspect all books, records, and papers of the other Party solely in connection with the Policies and any reinsurance hereunder or claims in connection therewith and the performance of the claims, underwriting and other administration services pursuant to Article 4. Each Party shall treat the other Party’s books, records, and papers in confidence. A Party shall be permitted to conduct such audits no more frequently than semi-annually except as is otherwise reasonably necessary in the day-to-day administration of the Policies including but not limited to Claims.
Section 3.5    Collateral for Ceded Losses.
Without limiting the Reinsurer’s other obligations under this Section 3.5, in the event pursuant to Applicable Law of any state of the United States of America or the District of Columbia having jurisdiction over a Company, such Company is no longer able to take full reserve credit on its statutory financial statements for the reinsurance ceded to the Reinsurer without qualifying collateral therefor, the Reinsurer shall promptly agree to modifications to this Agreement so that the Reinsurer shall provide collateral for its obligations hereunder in the amount and form necessary for such Company to take full reserve credit on its statutory financial statements for the reinsurance provided hereunder on terms and conditions reasonably satisfactory to such Company and Reinsurer and in accordance with Applicable Law.
ARTICLE 4

CLAIMS, UNDERWRITING AND OTHER ADMINISTRATION
All services related to claims, underwriting and administration with respect to Policies reinsured hereunder shall be provided by National General pursuant to the PL MGA Agreement.
ARTICLE 5
REGULATORY MATTERS
At all times during the term of this Agreement, the Companies and the Reinsurer shall hold and maintain all licenses and authorizations required under Applicable Law and otherwise take all actions that may be necessary to perform its obligations hereunder.
ARTICLE 6
DUTY OF COOPERATION & INDEMNITY
Section 6.1    Cooperation.
Each Party hereto shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Agreement.
Section 6.2    Reinsurance
Without written consent of the Reinsurer (which consent may be withheld at Reinsurer’s sole discretion), the Companies shall not enter into any reinsurance agreements, treaties and contracts, including any renewals or extensions thereof, to the extent such reinsurance agreements, treaties and contracts provide reinsurance coverage for the Policies.
ARTICLE 7
INSOLVENCY
In the event of the insolvency of a Company, this reinsurance as to Policies issued by such Company shall be payable directly to such Company or its liquidator, receiver, conservator or statutory successor on the basis of the amount of the claims allowed in the insolvency proceeding without diminution because of the insolvency of such Company or because the liquidator, receiver, conservator or statutory successor of such Company has failed or is unable to pay all or a portion of a claim, except where (a) this Agreement specifically provides another payee of such reinsurance in the event of such Company’s insolvency, provided that this exception shall only apply to the extent that the reinsurance proceeds due such payee are actually paid by the Reinsurer, or (b) the Reinsurer, with the consent of the direct insured or insureds, has assumed such policy obligations of such Company as direct obligations of the Reinsurer to the payees under such policies and in full and complete substitution for the obligations of such Company to such payees. It is agreed, however, that the liquidator, receiver, conservator or statutory successor shall give written notice to the Reinsurer of the pendency of a claim against such Company indicating the Policy which involves a possible liability on the part of the Reinsurer within reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership and that, during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to such Company or its liquidator, receiver, conservator or statutory successor. The expenses thus incurred by the Reinsurer shall be chargeable, subject to the Court’s approval, against such Company as part of the expense of the conservation or liquidation to the extent of a pro rata share of the benefit that may accrue to such Company solely as a result of the defense undertaken by the Reinsurer.
ARTICLE 8
REGULATORY APPROVALS
The Companies and the Reinsurer shall submit all necessary registrations, filings and notices with, and obtain all necessary consents, approvals, qualifications and waivers from, all Governmental Authorities and other parties which may be required under Applicable Law as a result of the transactions contemplated by, or to perform its respective obligations under, this Agreement. The Parties agree that where formal approval is required by any Governmental Authority, this Agreement shall not be effective as to any and all Policies to be reinsured hereunder in such jurisdiction until such approval is obtained.
ARTICLE 9
DURATION
Subject to Section 2.1 above, this Agreement shall not be subject to termination by any Party except upon the termination or expiration of the PL MGA Agreement, the expiration of all liability on all Policies, and the complete performance by Reinsurer and the Companies of all obligations and duties arising under this Agreement.
ARTICLE 10
FOLLOW THE FORTUNES
The Reinsurer’s liability shall attach simultaneously with that of each Company and shall be subject in all respects to the same risks, original terms and conditions, interpretations, waivers, and to the same cancellation of the Policies as such Company is subject to, the true intent of this Agreement being that the Reinsurer shall, in every case to which this Agreement applies, follow the fortunes and follow the settlements of such Company.
ARTICLE 11
INDEMNIFICATION

Section 11.1    Indemnification.
(a)    Each Company agrees to indemnify and hold the Reinsurer and its Affiliates, predecessors, successors and assigns (and their respective officers, directors, employees and agents) harmless from and against and in respect of all Damages resulting from or relating to a breach by such Company of any covenant or agreement of such Company in this Agreement.
(b)    The Reinsurer agrees to indemnify and hold each Company and its Affiliates, predecessors, successors and assigns (and their respective officers, directors, employees and agents) harmless from and against and in respect of all Damages, resulting from or relating to a breach by the Reinsurer of any covenant or agreement of the Reinsurer in this Agreement or from any third party claim against a Company resulting from (i) the administration of Policies or Claims by Reinsurer or (ii) any action or failure to act of a Company pursuant to express written instructions of the Reinsurer.

ARTICLE 12
MISCELLANEOUS

Section 12.1    Notices. All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the Parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

(a)    If to a Company, to:

c/o Tower Group, Inc.
120 Broadway
New York, NY 10271
Attn: William E. Hitselberger
Facsimile No.: (212) 655-2067
E-mail: bhitselberger@twrgrp.com

or to such other person or address as the Company shall furnish to the Reinsurer in writing.

(b)	If to the Reinsurer, to:

c/o National General Management Corp.
59 Maiden Lane, 38th Floor
New York, NY 10038
Attn:    Jeffrey Weissmann, Esq.
Facsimile No.: (212) 380-9499
E-mail: jeffrey.weissmann@ngic.com

or to such other person or address as the Reinsurer shall furnish to the Companies in writing.
If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any Party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section.

Section 12.2    Assignment; Parties in Interest.
(a)    Assignment. Except as expressly provided herein, the rights and obligations of a Party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other Party.
(b)    Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and permitted assigns. Except as provided in Section 3.2, nothing contained herein shall be deemed to confer upon any other Person any right or remedy under or by reason of this Agreement.

Section 12.3    Waivers and Amendments; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power, remedy or privilege, nor any single or partial exercise of any such right, power, remedy or privilege, preclude any further exercise thereof or the exercise of any other such right, remedy, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any Party may otherwise have under Applicable Law or in equity.
Section 12.4    Governing Law; Venue. This Agreement shall be construed and interpreted according to the internal laws of the State of New York excluding any choice of law rules that may direct the application of the laws of another jurisdiction. The Parties hereby stipulate that any action or other legal proceeding arising under or in connection with this Agreement may be commenced and prosecuted in its entirety in the federal or state courts sitting in New York, New York, each Party hereby submitting to the personal jurisdiction thereof, and the Parties agree not to raise the objection that such courts are not a convenient forum. Process and pleadings mailed to a party at the address provided in Section 12.1 shall be deemed properly served and accepted for all purposes.
Section 12.5    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Section 12.6    Entire Agreement; Merger. This Agreement, the Transaction Documents, and any exhibits, schedules and appendices attached hereto and thereto together constitute the final written integrated expression of all of the agreements among the Parties with respect to the subject matter hereof and is a complete and exclusive statement of those terms, and supersede all prior or contemporaneous, written or oral, memoranda, arrangements, contracts and understandings between the Parties relating to the subject matter hereof. Any representations, promises, warranties or statements made by any Party which differ in any way from the terms of this Agreement or any applicable provisions contained in the Ancillary Agreements shall be given no force or effect. The Parties specifically represent, each to the other, that there are no additional or supplemental agreements or contracts between or among them related in any way to the matters herein contained unless specifically included or referred to in this Agreement or any applicable provisions contained in the Transaction Documents. No addition to or modification of any provision of this Agreement or any applicable provisions of the Transaction Documents shall be binding upon either Party unless embodied in a dated written instrument signed by both Parties.
Section 12.7    Exhibits and Schedules. All exhibits, schedules and appendices are hereby incorporated by reference into this Agreement as if they were set forth at length in the text of this Agreement.
Section 12.8    Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

Section 12.9    Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Law or regulations, that provision shall not apply and shall be omitted to the extent so contrary, prohibited, or invalid; but the remainder of this Agreement shall not be invalidated and shall be given full force and effect insofar as possible.
Section 12.10    Expenses. Regardless of whether or not the transactions contemplated in this Agreement are consummated, each of the Parties shall bear their own expenses and the expenses of its counsel and other agents in connection with the transactions contemplated hereby.
Section 12.11    Currency. The currency of this Agreement and all transactions under this Agreement shall be in United States Dollars.
(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above to be effective as of the Effective Time.

COMPANIES:

TOWER INSURANCE COMPANY OF NEW YORK

By    /s/ William Hitselberger

Title    President & Treasurer

CASTLEPOINT NATIONAL INSURANCE COMPANY

By    /s/ William Hitselberger

Title     President & Treasurer

TOWER NATIONAL INSURANCE COMPANY

By    /s/ William Hitselberger

Title     President & Treasurer

HERMITAGE INSURANCE COMPANY

By    /s/ William Hitselberger

Title     President & Treasurer

CASTLEPOINT FLORIDA INSURANCE COMPANY

By    /s/ William Hitselberger

Title     President & Treasurer

NORTH EAST INSURANCE COMPANY

By    /s/ William Hitselberger

Title     President & Treasurer

YORK INSURANCE COMPANY OF MAINE

By    /s/ William Hitselberger

Title     President & Treasurer

MASSACHUSETTS HOMELAND INSURANCE COMPANY

By    /s/ William Hitselberger

Title     President & Treasurer

PRESERVER INSURANCE COMPANY

By    /s/ William Hitselberger

Title     President & Treasurer

CASTLEPOINT INSURANCE COMPANY

By    /s/ William Hitselberger

Title     President & Treasurer

REINSURER:

INTEGON NATIONAL INSURANCE COMPANY

By    /s/ Jeffrey Weissmann
Title    General Counsel & Secretary